Incoming, Inc. 8-K/A

Exhibit 10.6

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”), dated as of April 14, 2010 (the “Effective Date”), by and among Incoming, Inc., (the “Company”), and Resilient Innovations, LLC, (the “Lender”).

WITNESSETH:

WHEREAS, the Parties agreed that the Lender will provide the Company with a loan (the "LOAN") in the aggregate principal amount not to exceed US $200,000.00  (the "PRINCIPAL AMOUNT"), subject to terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the lender hereby agree as follows:

1. THE LOAN.

(a)
Under the terms and subject to the conditions set forth in this Agreement, the Lender shall loan to the Company a principal amount not to exceed Two Hundred Thousand U.S. Dollars ($200,000.00) in installments as follows:

i.	Company will notify Lender (the “Notification”) of any desired disbursements for any amount up to the PRINCIPAL AMOUNT; and
ii.	Upon notification Lender will transfer the portion of the PRINCIPAL AMOUNT requested within ten (10) business days of the Notification.
iii.	All disbursements will be recorded on Exhibit A to this agreement, which Exhibit A will be revised upon each disbursement.
iv.	Each disbursement shall earn interest at the rate of 6.00% per annum beginning on the date of such disbursement (each a “Disbursement Date”).
v.	All outstanding amounts will earn interest until such date as all outstanding principal and interest is paid in full.
vi.	The entire PRINCIPAL AMOUNT actually disbursed, together with all interest hereunder shall be due and payable no later than twenty-four (24) months from the Closing Date (as defined herein)

(b)	The "CLOSING DATE" for any disbursement shall be the date on which such disbursement is received by the Company.
(c)
All disbursements hereunder may be paid directly to the Company by the Lender, or by any third party on behalf of the Lender.  Any disbursement hereunder may be transferred to a third party on behalf of the Company at the Company’s written direction. However, no third party shall have any rights or obligations hereunder, and all funds transferred pursuant to this Agreement shall be deemed transferred by the Lender to the Company notwithstanding the origination of such funds.

(d)	All funds transferred pursuant to this agreement shall bear interest at the rate of 6.00% per annum.

2. LENDER REPRESENTATIONS AND WARRANTIES. Lender hereby represents and      warrants that:

(a)	AUTHORIZATION AND POWER. it has the requisite power and authority to enter into and perform this Agreement and the other Transaction Documents hereunder.

(b)	INFORMATION ON COMPANY. Lender has been furnished with or has had access to all information concerning its operations, financial condition and other matters as Lender has requested.

3. COMPANY REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to and agrees that:

(a)	DUE INCORPORATION. The Company is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the laws of Nevada.

(b)
AUTHORITY; ENFORCEABILITY. This Agreement and all other agreements delivered together with this Agreement or in connection herewith (collectively TRANSACTION DOCUMENTS") have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company enforceable in accordance with their terms.  The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

(d)	THE SECURITIES. The Securities upon issuance:

(i)
are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the Securities Act of 1933, as amended (the “Act””) and all other  applicable federal and state securities laws and rules;

(ii)	will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company;

(e)
LITIGATION. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company.

(f)
DEFAULTS. The Company is not in violation of its articles of incorporation or bylaws. The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters.

4. REDEMPTION. The loans made hereunder shall not be redeemable or callable by the Company except as described herein.

5. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Lender as follows:

(a)
MARKET REGULATIONS. The Company shall take all necessary actions and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid compliance with the terms of this Agreement.

(b)
BOOKS AND RECORDS. From the date of this Agreement and until the End Date, the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

(c)
GOVERNMENTAL AUTHORITIES. From the date of this Agreement and until the End Date, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

(d)
INTELLECTUAL PROPERTY. From the date of this Agreement and until the End Date, the Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business, unless it is sold for value.

6. Miscellaneous.

(a)
NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with  accurate confirmation generated by the transmitting facsimile machine,  at the address or number designated below (if delivered on a business  day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

(b)
ENTIRE AGREEMENT; ASSIGNMENT. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by the Company and the Lender. Neither the Company nor the Lender have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Lender

(c)
COUNTERPARTS/EXECUTION. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

(d)
LAW GOVERNING THIS AGREEMENT. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts or federal courts sitting in Nevada. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon FORUM NON CONVENIENS.

(e)
SEVERABILITY. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date indicated below:

Company:

BY: Incoming, Inc.

/s/ Ephren Taylor	4/15/10
Ephren Taylor. Jr.	Date
CEO

Lender:

By: City Capital Corporation

/s/ Ephren Taylor	4/15/10
Ephren Taylor. Jr.	Date
Member

EXHIBIT A

This Exhibit A is an exhibit to that certain LOAN AGREEMENT (the “Agreement”) dated as of November 1, 2009, by and among Incoming, Inc. (the “Company”), and Resilient Innovations, LLC (the “Lender”), and incorporates all terms and conditions of the Agreement:

Disbursement Date	Amount (US Dollars)	Lender initials	Company Initials
4/15/10	5,000.00	ET	ET